EXHIBIT 5.2
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                                      July 16, 2002




Compton Petroleum Corporation
Hornet Energy Ltd.
867791 Alberta Ltd.
899776 Alberta Ltd.
Compton Petroleum

c/o Compton Petroleum Corporation
Suite 3100, 425--1st Street S.W.
Calgary, Alberta, Canada  T2P 3L8


                       REGISTRATION STATEMENT ON FORM F-4
                       ----------------------------------

Ladies and Gentlemen:


                  We have been requested to render our opinion as to the legality of the securities being registered under the Registration Statement on Form F-4 (the "Registration Statement") filed by Compton Petroleum Corporation, an Alberta corporation (the "Company"), Hornet Energy Ltd., a Canadian corporation ("Hornet"), 867791 Alberta Ltd., an Alberta corporation ("867791"), 899776 Alberta Ltd., an Alberta corporation ("899776") and Compton Petroleum, an Alberta general partnership ("Compton Partnership"; each of Hornet, 867791, 899776 and Compton Partnership, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors", and the Subsidiary Guarantors together with the Company, the "Co-Registrants") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act. The Registration Statement relates to the registration under the Act of the Company's $165,000,000 aggregate principal amount of 9.90% Senior Notes due 2009 (the "Exchange Notes") and the guarantees of the Exchange Notes by the Subsidiary Guarantors (the "Subsidiary Guarantees"). The

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COMPTON PETROLEUM CORPORATION                                                  2


Exchange Notes are to be offered in exchange for the Company's outstanding 9.90% Senior Notes due 2009 (the "Existing Notes") issued and sold by the Company on May 8, 2002 in an offering exempt from registration under the Act. The Exchange Notes will be issued by the Company in accordance with the terms of the Indenture dated as of May 8, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"). The Indenture is governed under the laws of the State of New York.

                  In connection with the furnishing of this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  (i)      the Registration Statement (including its exhibits);

                  (ii)     the Indenture;

                  (iii)    the form of the Exchange Notes; and

                  (iv) the Registration Rights Agreement, dated as of May 8, 2002 (the "Registration Rights Agreement"), among the Company, the Subsidiary Guarantors, Lehman Brothers, BMO Nesbitt Burns, Scotia Capital and TD Securities.

                  In addition, we have examined: (i) those corporate and general partnership records of the Company and the Subsidiary Guarantors as we have considered appropriate, and (ii) those other certificates, agreements and other documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon oral and written statements of officers and representatives of the Co-Registrants and the factual matters (both express and implied) contained in the representations and warranties of the Co-Registrants made in the Documents.

                  In our examination of the Documents and in rendering the opinion set forth below, we have assumed, without independent investigation, (i) the due organization and valid existence of the Company and each Subsidiary Guarantor under the laws of their jurisdictions of organization, (ii) the enforceability of the Documents against each party thereto (other than the Co-Registrants), (iii) the necessary power and authority of each of the Co-Registrants to execute, deliver and perform its obligations under each of the Documents to which it is a party, (iv) the due authorization, execution and delivery of the Documents by each party thereto, (v) that the Company has taken all necessary action to authorize the Documents and the transactions contemplated thereby as the managing partner of Compton Partnership, (vi) that the execution and delivery by the Company and each Subsidiary Guarantor of each Document to which it is a party and the performance by such party of its obligations thereunder have been authorized by all necessary corporate action and do not violate or result in a breach of or default under such party's certificate or articles of incorporation and by-laws, such party's general partnership agreement, or the laws of such party's jurisdiction of organization,
(vii) that the Exchange Notes will be issued as described in the Registration Statement, (viii) that the Exchange Notes and the Subsidiary Guarantees will be in substantially the forms

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COMPTON PETROLEUM CORPORATION                                                  3


attached to the Indenture and that any information omitted from any such forms will be properly added, (ix) the genuineness of all signatures, (x) the authenticity of all documents submitted to us as originals, (xi) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, (xii) the authenticity of all such latter documents, (xiii) the legal capacity of all individuals who have executed any of such documents and
(xiv) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

                  Based upon the above, subject to the stated assumptions, exceptions and qualifications set forth in this letter, and assuming the Exchange Notes and the Subsidiary Guarantees have been duly authorized, executed and delivered (and, in the case of the Exchange Notes, issued) in accordance with the laws of Alberta, Canada and in the manner provided for in the Indenture and exchanged for the Existing Notes in accordance with the terms of the Registration Rights Agreement and as provided in the Registration Statement, we are of the opinion that:

                  1. The Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  2. The Subsidiary Guarantees will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under them, that are currently in effect.

                  We hereby consent to the use of this opinion and the opinion contained in Exhibit 8.2 of the Registration Statement as exhibits to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated under it.

                                             Very truly yours,

                                 /s/ Paul, Weiss, Rifkind, Wharton & Garrison
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                                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON